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                                                                    EXHIBIT 10.6

                                     FORM OF

                         TECHNICAL ASSISTANCE AGREEMENT

         This Technical Assistance Agreement dated as of _____ is entered into between AltaVista Internet Software, Inc., having a principal place of business at 30 Porter Road, Littleton, Massachusetts 01460 (together with all subsidiary and affiliated companies collectively referred to as "ALTV") and Digital Equipment Corporation, having a principal place of business at 111 Powdermill Road, Maynard, Massachusetts 01754-1418 (together with all subsidiary and affiliated companies collectively referred to as "Digital").

         WHEREAS, ALTV has developed or acquired the rights to certain computer software programs;

         WHEREAS, DIGITAL has certain expertise with respect to such programs;

         WHEREAS, ALTV desires to retain DIGITAL to perform certain consulting and technical expertise in connection with ALTV's use of such programs and DIGITAL desires to perform such services;

         NOW THEREFORE, in consideration of the mutual obligations specified in this Agreement, and any compensation paid to DIGITAL for its services, the parties agree to the following:

I.       PURCHASE ORDERS

         ALTV shall issue Purchase Orders containing a statement of the work to be performed by DIGITAL, DIGITAL's rate of payment for such work, and expenses to be paid in connection with such work. DIGITAL shall not be obligated to accept any Purchase Order under this Agreement, but shall not commence services without first obtaining an approved Purchase Order.

II.      CONFIDENTIAL INFORMATION

         Each party hereto acknowledges that during the course of this Agreement it will be entrusted with information of the other party that is identified by such other party as its confidential information. Each party hereto agrees to protect the confidentiality of the other party's confidential information with the same measures that it would use to protect its own similar information, but in no event shall such measures be less than reasonable in light of general industry practices.
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III.     BACKGROUND TECHNOLOGY/OWNERSHIP.

         DIGITAL may use certain technology in performing services under this Agreement that is either owned solely by DIGITAL or licensed to DIGITAL with a right to sublicense. ("Background Technology"). DIGITAL shall use reasonable commercial efforts to disclose in writing the existence of such Background Technology to ALTV upon acceptance of any Purchase Order. Ownership of Background Technology (including, without limitation, all rights under applicable patents, copyrights, trademarks, and trade secrets) shall at all times remain with Digital and/or its licensors.

         Ownership of and rights to any and all ideas, improvements and inventions conceived, created or first reduced to practice in the performance of work under this Agreement shall be determined in writing between the parties as part of each Purchase Order accepted by Digital hereunder.

         To the extent that a party is entitled to ownership of work product created under this Agreement as specified in a Purchase Order, the other party agrees to execute all papers including, without limitation, assignments, and shall otherwise reasonably assist the party entitled to ownership as shall be required to perfect in such party the rights, title and other interests in applicable work product.

         This Section III shall survive the termination of this Agreement for any reason including expiration of term.

IV.      INDEMNIFICATION

         "DIGITAL shall indemnify, hold harmless, and defend ALTV and its customers from and against any and all suits, actions, damages, costs, losses, expenses (including settlement awards and reasonable attorney's fees) and other liabilities arising from or in connection with any third party claim that DIGITAL does not have sufficient right, title or interest in the Background Technology, or that the Background Technology infringes or violates any patent, copyright, trademark, trade secret, or other proprietary right of any third party. Without limiting DIGITAL's obligations as set forth above, DIGITAL, upon the request of ALTV, and at DIGITAL's expense, shall either procure for ALTV and its customers the right to continue using the Background Technology, or if such is not possible, replace or modify the Background Technology so that it becomes noninfringing but functionally equivalent. Such indemnification obligation shall not apply (a) unless DIGITAL is given prompt notice of any claim or threat after DIGITAL learns of such claim or threat; (b) unless DIGITAL is given the opportunity to control the defense in such action; (c) to ALTV's attorney fees after DIGITAL has assumed such defense; (d) to portions of Background Technology not developed or owned by DIGITAL; or (e) claims based on Background Technology combinations with other products or services. This Section states DIGITAL's entire liability, and ALTV's exclusive remedy, whether statutory, contractual, express, implied, or otherwise for claims of intellectual property infringement.
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V.       TERMINATION

         Either DIGITAL or ALTV may terminate this Agreement in the event of a material breach of the Agreement which is not cured within ten (10) days of written notice to the other of such breach.

         DIGITAL may terminate this Agreement and/or any purchase order issued hereunder for convenience within ten (10) days' prior written notice.

VI.      COMPLIANCE WITH APPLICABLE LAWS

          DIGITAL warrants that the material supplied and work performed under this Agreement complies with or will comply with all applicable United States and foreign laws and regulations.

VII.     INDEPENDENT CONTRACTOR

         DIGITAL is an independent contractor, is not an agent or employee of ALTV and is not authorized to act on behalf of ALTV.

VIII.    GENERAL

         This Agreement may not be changed unless mutually agreed upon in writing by both parties.

         In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of this Agreement The parties hereto agree to replace such illegal or unenforceable provision with a new provision that has the most nearly similar permissible economic or other effect.

         This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law principles.
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

DIGITAL EQUIPMENT CORPORATION:          ALTAVISTA INTERNET SOFTWARE,   INC.

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Signature (Duly Authorized)             Signature (Duly Authorized)